As filed with the Securities and Exchange Commission on May 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4392754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024
Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Brian P. Farley

Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Allscripts Healthcare Solutions, Inc.

222 Merchandize Mart Plaza, Suite 2024

Chicago, Illinois 60654

Telephone: (800) 334-8534

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.       ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	7,500,000 shares	$5.57	$41,775,000	$5,422.40

(1)

Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement to register an additional 7,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Registrant for issuance under the Amended and Restated Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares or rights that may be offered or issuable pursuant to the provisions of the Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based upon the average of the high and low prices of the Common Stock, as reported on the NASDAQ Global Select Market, on May 14, 2020.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Allscripts Healthcare Systems, Inc., a Delaware corporation (the “Registrant”), relating to 7,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the Amended and Restated Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan (the “Plan”).  The Registrant filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2014 and May 31, 2018 Registration Statements on Form S-8 (Registration No. 333-196415 and Registration No. 333-225329, respectively) relating to shares of Common Stock issuable under the Plan (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 2, 2020;
(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Commission on May 8, 2020;
(3)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 28, 2020, February 21, 2020, and March 2, 2020; and
(4)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form S-3, filed with the Commission on May 29, 2013.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Exhibit	Filing Date

4.1	Fifth Amended and Restated Certificate of Incorporation of Allscripts Healthcare Solutions, Inc.		10-K	3.1	February 29, 2016

4.2	By-Laws of Allscripts Healthcare Solutions, Inc.		8-K	3.1	August 20, 2015

4.3	Amended and Restated Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan		DEF 14A	Annex B	April 6, 2020

5.1	Opinion of Sidley Austin LLP, as to the legality of the securities being registered	X

23.1	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1)	X

23.2	Consent of Grant Thornton LLP	X

24.1	Powers of Attorney (included in the Signature Page to this Registration Statement)	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 21, 2020.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By	/s/ Paul M. Black
Name	Paul M. Black
Title	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that that each of the undersigned hereby constitutes and appoints, jointly and severally, Paul M. Black and Brian P. Farley, or either of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul M. Black Paul M. Black	Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2020

/s/ Richard J. Poulton Richard J. Poulton	President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2020

/s/ Mara G. Aspinall Mara G. Aspinall	Director	May 21, 2020

/s/ P. Gregory Garrison P. Gregory Garrison	Director	May 21, 2020

/s/ Jonathan J. Judge Jonathan J. Judge	Director	May 21, 2020

/s/ Michael A. Klayko Michael A. Klayko	Chairman of the Board and Director	May 21, 2020

/s/ Dave B. Stevens Dave B. Stevens	Director	May 21, 2020

/s/ David D. Stevens David D. Stevens	Director	May 21, 2020